FREEDOM GROUP OF TAX EXEMPT FUNDS
                               AMENDMENT NO. 3 TO
                          AMENDMENT AND RESTATEMENT OF
                       AGREEMENT AND DECLARATION OF TRUST

AMENDMENT  NO.  3  to  the  Amendment  and  Restatement  of  the  Agreement  and
Declaration  of  Trust  dated  June  1,  1982,  as  amended,   made  at  Boston,
Massachusetts as of this 15th day of June, 1990.

                                   WITNESSETH

WHEREAS, Section 8.3 of the Amendment and Restatement of Agreement and Declaration of Trust dated June 1, 1982, as amended (the "Agreement"), of Freedom Group of Tax Exempt Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder; and

WHEREAS, Section 4.1 of the Agreement of the Trust provides that the Trustees of the Trust may establish and designate additional Series of Shares by an instrument in writing, signed by a majority of Trustees of the Trust.

NOW, THEREFORE,  the Trustees hereby state:

1. That Section 4.2 of the Agreement and all other appropriate references in the Agreement are amended to designate and establish a new series of shares (in addition to the "Freedom Tax Exempt Money Fund" series heretofore established and designated) to be known as the "Freedom California Tax Exempt Money Fund", effective as of this date, such new series to have the relative rights and preferences set forth in Subsections (a) through (m) of Section 4.2 of the Agreement.

2. Furthermore, that the initial paragraph of Section 4.2 of the Agreement as heretofore in effect is amended to read as follows:

          "Section 4.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate two Series of Shares: "Freedom Tax Exempt Money Fund" Shares and "Freedom California Tax Exempt Money Fund" Shares. The Shares of such Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Sub-Series at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned, being a majority of the Trustees of the Trust, hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amendment and Restatement of Agreement and Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of this 15th day of June, 1990.


                                                /s/ Hugh A. Dunlap, Jr.
                                                --------------------------------
                                                       Hugh A. Dunlap, Jr.

                                                /s/ Patrick Grant
                                                --------------------------------
                                                         Patrick Grant

                                                /s/ Richard A. Farrell
                                                --------------------------------
                                                       Richard A. Farrell

                                                /s/ William A. Barron III
                                                --------------------------------
                                                     William A. Barron III

                                                /s/ Ralph Lowell, Jr.
                                                --------------------------------
                                                     Ralph Lowell, Jr.

                                      -2-

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COMMONWEALTH OF MASSACHUSETTS )
                              ) SS.
COUNTY OF SUFFOLK             )

Then personally appeared each of the above named Hugh A. Dunlap, Jr., Patrick Grant, Richard A. Farrell, William A. Barron III, and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed, before me, this l5th day of June, 1990.

                                                /s/ John Danello
                                                --------------------------------
                                                        Notary Public

(SEAL)                                          My Commission expire as: 12-5-91
                                                                         -------

                                       -3-
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